                                                                 EXHIBIT 10.6(c)

           SEAMAN FURNITURE COMPANY, INC. and LOCAL 875, Affiliated
               with the INTERNATIONAL BROTHERHOOD OF TEAMSTERS,
                CHAUFFEURS, WAREHOUSEMEN AND HELPERS OF AMERICA
                        COLLECTIVE BARGAINING AGREEMENT
           --------------------------------------------------------


ARTICLE I          GOOD FAITH....................................  2
---------          ----------

ARTICLE II         RECOGNITION...................................  2
----------         -----------

ARTICLE III        UNION SECURITY................................  3
-----------        --------------

ARTICLE IV         CHECK-OFF.....................................  4
----------         ---------

ARTICLE V          HOURS OF WORK.................................  5
---------          -------------

ARTICLE VI         OVERTIME......................................  6
----------         --------

ARTICLE VII        HOLIDAYS/SUNDAYS..............................  6
-----------        ----------------

ARTICLE VIII       PERSONAL DAYS.................................  8
------------       -------------

ARTICLE IX         VACATIONS.....................................  8
----------         ---------

ARTICLE X          WAGE INCREASES................................  9
---------          --------------

ARTICLE XI         COMMISSIONS................................... 10
----------         -----------

ARTICLE XII        SICK BENEFITS WELFARE FUND.................... 11
-----------        --------------------------

ARTICLE XIII       PENSION FUND.................................. 13
------------       ------------

ARTICLE XIV        GRIEVANCE PROCEDURE........................... 14
-----------        -------------------

ARTICLE XV         SENIORITY..................................... 16
----------         ---------

ARTICLE XVI        NOTICE TO AND FROM UNION...................... 17
-----------        ------------------------

ARTICLE XVII       BULLETIN BOARD................................ 20
------------       --------------

ARTICLE XVIII      LIE DETECTOR TEST............................. 20
-------------      -----------------

ARTICLE XIX        NON-DISCRIMINATION............................ 20
-----------        ------------------

ARTICLE XX         SAFETY AND SANITARY CONDITIONS................ 21
----------         ------------------------------

ARTICLE XXI        VISITATION.................................... 21
-----------        ----------

ARTICLE XXII       LEAVE OF ABSENCE.............................. 21
------------       ----------------

ARTICLE XXIII      EXISTING PRACTICES............................ 22
-------------      ------------------

ARTICLE XXIV       NO STRIKE - NO LOCKOUT........................ 22
------------       ----------------------

ARTICLE XXV        GUARANTEED WORK............................... 23
-----------        ---------------

ARTICLE XXVI       JOB POSTINGS AND TRANSFERS.................... 24
------------       --------------------------

ARTICLE XXVII      SEVERANCE PAY................................. 24
-------------      -------------

ARTICLE XXVIII     DISCHARGES.................................... 25
--------------     ----------

ARTICLE XXIX       COLLECTIVE BARGAINING......................... 26
------------       ---------------------

ARTICLE XXX        SUBCONTRACTING................................ 26
-----------        --------------

ARTICLE XXXI       PROTECTION OF RIGHTS.......................... 27
------------       --------------------

ARTICLE XXXII      ASSIGNABILITY................................. 27
-------------      -------------

ARTICLE XXXIII     EFFECTIVE DATE................................ 27
--------------     --------------

ARTICLE XXXIV      SEPARABILITY.................................. 27
-------------      ------------

ARTICLE XXXV       POOL COMMISSIONS.............................. 28
------------       ----------------

ARTICLE XXXVI      GENERAL....................................... 28
-------------      -------

ARTICLE XXXVII     SPECIAL SALE NOTICE........................... 28
--------------     -------------------

ARTICLE XXXVIII    SICK DAYS..................................... 28
---------------    ---------

ARTICLE XXXIX      RESELECTS......................................29
-------------      ---------

ARTICLE XL         SERVICE CHARGEBACKS........................... 30
----------         -------------------

ARTICLE XLI        PREPARATION TO WORK SALES FLOOR............... 30
-----------        -------------------------------

ARTICLE XLII       NO COMMISSION PAID/ONE YEAR RULE.............. 30
------------       --------------------------------

ARTICLE XLIII      PETTY CASH.................................... 31
-------------      ----------

ARTICLE XLIV       PERFORMANCE CLAUSE............................ 31
------------       ------------------

ARTICLE XLV        BEREAVEMENT PAY............................... 33
-----------        ---------------

ARTICLE XLVI       CREDIT APPLICATION............................ 33
------------       ------------------

ARTICLE XLVII      JOB DESCRIPTION............................... 33
-------------      ---------------

ARTICLE XLVIII     SHORTAGES..................................... 34
--------------     ---------

ARTICLE XLIX       DURATION.......................................34
------------       --------

        THIS AGREEMENT made and entered into as of January 3, 1997, by and between SEAMAN FURNITURE COMPANY, INC., 300 Crossways Park Drive, Woodbury, New York 11797, a Delaware Corporation, hereinafter designated as the Employer or Company, and LOCAL 875, affiliated with the INTERNATIONAL BROTHERHOOD OF TEAMSTERS, CHAUFFEURS, WAREHOUSEMEN AND HELPERS OF AMERICA, hereinafter designated as the Union.

        WHEREAS, the Employer is engaged in the business of retail sale of furniture and

        WHEREAS, the Union represents the majority of the Sales Employees hereinafter designated as Sales Associates of the Employer and

        WHEREAS, the parties hereto desire to cooperate in establishing conditions in the Employer's stores which will tend to secure to the Sales Associates a living wage, improve the standards of labor, abolish unfair competition insofar as labor is concerned, and provide methods for a fair and peaceful adjustment of all disputes that may arise between the parties hereto.

        NOW, THEREFORE, in consideration of one dollar and other good and valuable consideration to each in hand paid by the other, and in consideration of the mutual promises and obligations herein assumed and made, the parties hereby agree as follows:

ARTICLE I                       GOOD FAITH
---------                       ----------

        The Employer and the Union hereby agree that they will in good faith live up to the provisions of this Agreement, and that this Agreement is entered into by the Union and the Employer on behalf of the Sales Associates of the Employer, now employed or hereafter to be employed, in the bargaining unit as defined in ARTICLE II hereof.

ARTICLE II                     RECOGNITION
----------                     -----------

        The Employer agrees to and does hereby recognize the Union as the sole and exclusive bargaining agent for all Sales Associates, excluding clerical and office employees, guards, professional employees, warehousemen and supervisors as defined in the Labor Management Relations Act of 1947.

        This Agreement shall cover all future plants which the Company may operate during the term of this Agreement or any extension thereof, including all stores operated as the result of expansion or change. This Agreement shall apply to the Company's stores should there be any shift of geographical location. This clause shall inure to the benefit of the Local herein only, but not its successors or assigns.

ARTICLE III                   UNION SECURITY
-----------                   --------------

        All Sales Associates who are members of the Local Union on the effective date of this subsection or on the date of execution of this Agreement, whichever is the later, shall remain members of the Local Union in good standing as a condition of employment. All present Sales Associates who are not members of the Local Union and all Sales Associates who are hired hereafter shall become and remain members in good standing of the Local Union as a condition of employment by the 31st day following the effective date of this subsection or the date of their employment, whichever is the later. This provision shall be made and become effective as of such time as it may be made and become effective under the provisions of the National Labor Relations Act, but not retroactively.

        The failure of any Sales Associates to become a member of the Union at the required time shall obligate the Employer, upon written notice from the Union to such effect and to the further effect that Union membership was available to such person on the same terms and conditions generally available to other members, to forthwith discharge such person. Further, the failure of any Sales Associate to maintain his/her Union membership in good standing as required herein shall, upon written notice to the Employer by the Union to such effect, obligate the Employer to discharge such Sales Associate.

        In the event of any change in the law during the terms of this Agreement, the Employer agrees that the Union will be entitled to receive the maximum Union security which may be lawfully permissible.

        No provision of this Article shall apply in any state to the extent that it may be prohibited by State Law. If under applicable State Law, additional requirements must be met before any such provision may become effective, such additional requirements shall first be met.

        If any provisions of this Article are invalid under the law of any state wherein this Agreement is executed, such provisions shall be modified to comply with the requirements of State Law or shall be re-negotiated for the purpose of adequate replacement. If such negotiations shall not result in a mutually satisfactory agreement, the Union shall be permitted all legal or economic recourse.

ARTICLE IV                           CHECK-OFF
----------                           ---------

        The Employer agrees to deduct, on the first pay day of each month, from the salary or wages of the Sales Associates covered by this Agreement such Union dues and initiation fees as the Union, by written notice, advises the Employer are regularly due as such from the Sales Associates, and will turn such monies over to the Union on or before the TENTH DAY of each month, covering the current month in advance, together with its listing of the Sales Associates and amount, from whom such monies have been deducted, provided, however, that the Employer will make such deduction only from wages of those Sales Associates who submit individual written authorization to the Employer directing and authorizing the Employer to make such deductions.

        Any monies deducted from the Sales Associates are to remain the property of the Union and in no event shall the Employer be permitted to use said monies for any other purpose.

ARTICLE V                        HOURS OF WORK
---------                        -------------

        Except as noted herein, stores shall be open to the public during the following hours:

          Monday through Friday:  10:00 A.M. through 9:30 P.M.
          Saturday:               10:00 A.M. through 9:00 P.M.

        All Sales Associates shall be available to work during the above hours.

          Sunday:                 12:00 Noon through 6:00 P.M.

        For Sundays' staffing, Sales Associates will continue to be scheduled on a voluntary rotational basis, as is the current practice.

        The Company reserves the right to extend or reduce the hours of work during special advertised promotional events and /or on Holidays.

        The Company reserves the right to schedule three (3) separate shifts on Saturdays.

        The Company may require Sales Associates to attend store meetings one-half (1/2) hour prior to the starting time of their scheduled shifts.

        The provisions of Article XXXVII of this contract shall remain in effect.

ARTICLE VI                         OVERTIME
----------                         --------

        Overtime compensation shall be paid at the rate of time and one-half the base rate of pay for all hours exceeding forty (40) hours in any week excluding Sundays and holidays for which payment is covered in ARTICLE VII.

ARTICLE VII                   HOLIDAYS/SUNDAYS
-----------                   ----------------

        The Employer shall not require its Sales Associates to work on the following holidays, and shall pay them for such holidays:

                  New Year's Day                Labor Day
                  Washington's Birthday         Thanksgiving Day
                  Memorial Day                  Christmas Day
                  July 4th

        To be eligible for holiday pay, the Sales Associate must work at least four (4) hours the day before and at least four (4) hours the day after the said holiday, unless that Sales Associate is on lay-off, verified illness, plant shutdown or Act of God. All work performed on holidays shall be paid for at the premium flat rate of $80.00 per day plus eight (8) hours of base pay and bonuses and commissions, if any. Holiday pay for the Sales Associates who do not work on the foregoing holidays shall be eight (8) hours base pay.

        All work performed on Sundays shall be paid for at the premium flat rate of $80.00 per day plus bonuses and commissions, if any.

        a) If any of said holidays shall fall on Saturday, then even though no work shall be performed, the Sales Associates shall be paid at straight time for that day.

        b) If any of said holidays shall fall on Sunday, then the Monday following shall be considered the holiday, and even though no work shall have been performed on such Monday, the Sales Associates shall be paid for that day.

        c) If any of the above holidays shall fall within the Sales Associate's vacation period, his/her vacation shall be extended one (1) day with pay.

        d) Sales Associates absent because of a compensable illness or injury shall be entitled to full holiday pay, provided illness is temporary and does not exceed six (6) weeks duration.

ARTICLE VIII                     PERSONAL DAYS
------------                     -------------

        The Employer agrees to grant Sales Associates three (3) personal days per year at base pay. There are no partial personal days; personal days can be taken only in full day segments. A personal day is a planned day off and thereby requires Management's advance approval. There is no carry over of personal days from one calendar year to the next.

        Newly hired Sales Associates will be eligible for personal days upon completion of their probationary period (120 days).

ARTICLE IX                         VACATIONS
----------                         ---------

        The Employer shall grant vacation with pay for all its Sales Associates in accordance with provisions of this paragraph as set forth below:

        Based on the Sales Associate's prior year W-2 on a pro-rata basis excluding bonuses.

        All Sales Associates shall receive not less than his/her pro-rated vacation provided he/she does have the following eligibility:

All full time Sales Associates who have been in the employ of the Employer for one (1) year shall receive one (1) week vacation with pay; all Sales Associates who have been in the employ of the Employer for two (2) years or more shall receive two (2) weeks vacation with pay. Sales Associates with seven (7) years or more of employment shall receive three (3) weeks vacation with pay. Sales Associates with thirteen (13) years of service shall receive four (4) full weeks' vacation with pay.

        The Employer shall pay to all its Sales Associates their vacation pay prior to the employee going on his or her vacation.

        Sales Associates who have been employed for one year or more, who are laid off at any time during the term of this Agreement, shall be paid a pro-rata vacation at the time of their job severance. Sales Associates who have been employed less than three (3) years and are discharged for cause shall not be entitled to pro-rata vacation pay.

Vacation pay shall be issued via a separate paycheck.

ARTICLE X                       WAGE INCREASES
---------                       --------------

        a) Effective as of January 3, 1997, there shall be a general wage increase of $5.00 per week (40 hour work week) for all Sales Associates covered by this Agreement who by such date have completed thirty (30) calendar days.

        b) Effective as of January 3, 1998, there shall be a general wage increase of $8.00 per week (40 hour work week) for all Sales Associates covered by this Agreement who by such date have completed thirty (30) calendar days.

        c) Effective as of January 3, 1999, there shall be a general wage increase of $10.00 per week (40 hour work week) for all Sales Associates covered by this Agreement who by such date have completed thirty (30) calendar days.

        d) Sales Associates who are not actually working as of, or on the effective date of the weekly wage increase provided herein shall be entitled to receive such increase on their return to work.

        e) There will be a $10.00 per week (40 hour work week) wage increase for newly-hired Sales Associates upon completion of 30 days of employment.

ARTICLE XI                        COMMISSIONS
----------                        -----------

        The Company shall pay the following minimum commission rate on sales delivered on or after February 1, 1997:

                                 ITEM              COMMISSION
                                 ----              ----------
                                 Bedding, Lamps and Accessories.......10%
                                 Table Pads...........................11%
                                 Fabric Bond and Leather Bond.........14.5%
                                 Floor Samples.........................8%
                                 Clearance Center Merchandise:
                                  Any Item sold for $150.01 or more...5%
                                  Any Item sold for $150.00 or less...7%

        Commissions on all other merchandise shall be paid at the rate of 3.77% of the selling price. These commission rates apply to all merchandise whether advertised or not.

ARTICLE XII                   SICK BENEFITS WELFARE FUND
-----------                   --------------------------

        In order to protect and promote the health and welfare of the Sales Associates in the industry, the Union has the WELFARE FUND, which is administered under a Declaration of Trust adopted by its members.

        a) The Company, effective as of January 3, 1997, shall pay monthly to the Local 875 LOUIS HIRSCH MEMORIAL WELFARE FUND the sum of $278.00 for each Sales Associates covered by this Agreement. Effective January 3, 1998, the contribution amount shall be $283.00 per Sales Associate per month. Effective January 3, 1999 and remaining for the duration of the contract, the contribution amount shall be $293.00 per Sales Associate per month. These monies shall be used for the purpose of securing hospitalization and surgical benefits, Life Insurance, and other Welfare benefits for its Sales Associates, employees of the Union, the PENSION FUND AND this WELFARE FUND, in accordance with the Trust Agreements covering such funds. This contribution is due and payable on the tenth (10th) day of each month for the current month payable in advance.

        b) Such payments shall not be in lieu of any other payments required to be made by the Employer such as any applicable state disability payments, State Unemployment Insurance, Social Security, Workers' Compensation, etc.

        c) Holiday and vacation time shall be considered time worked for the purpose of this Article at the rate of eight (8) hours per day.

        d) The Company shall forfeit all rights under this Agreement and the Sales Associates may cease to work if the Company fails to pay its contributions as provided above and/or the matter may be treated as a grievance hereunder.

        e) With its monthly remittance, the Company will forward to the LOUIS HIRSCH MEMORIAL WELFARE FUND (Local 875) the names of the Sales Associates covered and such other information as may be required by the Trustees of the Fund for the administration of the Fund.

        f) If the Employer is delinquent in his payments to the Fund, claims for payment may be prosecuted in the name of the Union, on behalf of the Sale Associate(s) concerned, or in the name of the Fund and may be submitted to arbitration.

        The Arbitrator may schedule a hearing for any date on or after expiration of twenty-four (24) hours notice sent by the Union to the Company, and the Arbitrator shall render an award as quickly as possible. If the Company fails to appear, the Arbitrator shall proceed without the Company being present. In the absence of proof otherwise by the Company, which shall bring to such hearing all books and records pertaining to the matter to be heard, the

Arbitrator shall determine the amount due to the Fund, on the petition of the Union or of the Welfare Fund as to the amounts due and payable. In the absence of other proof by the Union, all Welfare Fund payments due shall be based on the average number of Sales Associates and hours worked by each such Sale Associates as contained in the two highest reports thereof submitted by the Company to the Union during the two (2) year period preceding.

        g) The Union may elect not to proceed before the Arbitrator and may proceed in any other manner provided by law, as if the provisions of ARTICLE XIV were not contained in this Agreement. In such event the amounts due and payable shall be determined in such other proceedings or proceeding in the same manner as is provided above for determining such amounts before the Arbitrator, in the absence of the Company from such hearing.

ARTICLE XIII                    PENSION FUND
------------                    ------------

        In order to protect and promote security for Sales Associates in the industry, the Union has established a PENSION FUND, which is administered under a Declaration of Trust adopted by its members.

        a) The Employer shall continue to pay to LOCAL 875 - PENSION FUND the sum of $8.00 per week or 8% of the gross earnings, whichever is greater, for each Sales Associate covered by this Agreement.

        b) All clauses under ARTICLE XII, 12b, 12c, 12e, 12f, and 12g are incorporated herein and such clauses shall be deemed to apply to the Pension Fund for the Sales Associates eligible under ARTICLE XII.

        c) Pension Fund contributions are due and payable on the 10th day of each month for the prior month.

ARTICLE XIV                  GRIEVANCE PROCEDURE
-----------                  -------------------

Section 1:    A grievance is hereby jointly defined to be any controversy,
----------
complaint, misunderstanding, or dispute.

        Any grievance arising between the Company and the UNION shall be settled in the following manner:

        a) The aggrieved Sales Associate must present the grievance to the Shop Steward within five (5) working days after the reason for the grievance has occurred, except that no time limit shall apply in case of violation of wage provisions of this Agreement. If a satisfactory settlement is not effected with the management within three (3) working days, the Shop Steward and Sales Associate shall submit such grievance in writing to the Union's Business Representative.

        b) The Union Business Representative shall then take the matter up with a representative of the Company with authority to act upon such grievance. A decision must be made within five (5) working days.

        c) If the Company fails to comply with any settlement of the grievance or fails to comply with the procedures of this Article, the Union has the right to take all legal and economic action to enforce its demands.

Section 2:    Any Regional Shop Steward shall be permitted to leave his or her
----------
work to investigate and adjust the grievance of any Sales Associate within his or her jurisdiction, after prior notification to his Supervisor, and approval by both the Union and Director of Human Resources and/or Director of Stores and/or Regional Director, who shall not unreasonably withhold his/her consent. Sales Associates shall have the Shop Steward or a representative of the Union present during the discussion of any grievance with representatives of the Company.

Section 3:    a) The dispute shall then be submitted to an Arbitrator appointed
----------
by the New York State Board of Mediation or a mutually agreed upon arbitrator.

        b) Expense of the Arbitrator selected or appointed shall be borne equally by the Company and the Union, unless arbitration is requested because of the Employer's failure to make remittances as required by this Agreement, in which event the Employer shall pay the total cost.

Section 4:    The Arbitrator shall not have the authority to amend or modify
----------
this Agreement or establish new terms or conditions under this Agreement. The Arbitrator shall determine any question of arbitrability. In the event the position of the Union is sustained, the aggrieved party shall be entitled to all the benefits of this Agreement which would have accrued to him/her had there been no grievance.

Section 5:    Both parties agree to accept the decision of the Arbitrator as
----------
final and binding. If the Company fails to comply with the award of the Arbitrator or with the procedures of this Article, the Union has a right to take all legal and economic action to enforce compliance.

        It is agreed that the number of sales personnel on any selling floor shall be subject to the grievance procedure, but not to the arbitration process.

ARTICLE XV                           SENIORITY
----------                           ---------

        a) The Employer recognizes the principle of seniority. For the purpose of lay-off and rehiring, seniority shall be on a company-wide basis, in that the last Sales Associate hired in a company-wide basis shall be the first Sales Associate laid off and the last Sales Associate laid off shall be the first Sales Associate rehired.

        b) It is agreed by the Company and the Union that all Shop Stewards and officers of the Union have seniority over all Sales Associates in the plant providing they can do the work that is to be done.

        c) Any Sales Associate who is laid off eight (8) consecutive months shall lose his/her seniority. However, if he/she is rehired within the eight (8) month period, such Sales Associate shall return with his/her original seniority.

        d) The rights of seniority in re-employment shall be accorded to a laid off Sales Associate prior to new Sales Associate being hired provided such laid off Sales Associate responded to a call to report for work not more than ten
(10) working days after notice has been sent to him/her by registered mail, return receipt requested, to his/her last-known post office address.

        e) Seniority rights to a laid off Sales Associate will continue to accumulate while he/she is laid off.

        f) Preference in choice of work schedule, vacation scheduling and choice of new jobs shall be given to Sales Associate having higher seniority. New jobs shall be defined as jobs having a higher rate of pay. This section shall not limit the Employer's right to transfer or run its operation.

ARTICLE XVI                 NOTICE TO AND FROM THE UNION
-----------                 ----------------------------

        a) A seniority list, including name, category, rate of pay, and starting date, shall be submitted every other month.

        b) Remittance sheets, including names, new Sales Associates starting date, old Sales Associates termination date, gross wages earned for the preceding month for each Sales

Associate, the amounts of dues and initiation checked-off, contributions to fringe benefit funds, and for what monthly periods, shall be remitted once a month, within ten (10) days after the 1st day of each month, together with checks made payable to the proper fringe benefit fund and dues and initiation to Local 875 I.B.T.

        c) All necessary cards, properly signed, to the fringe benefit funds, from a new Sales Assoicate, must be submitted with the remittance sheet.

        d) For failure to submit the remittance sheet within ten (10) days after it is due, then in such event, the Union, at its option, may take economic action until it is submitted, and the Employer shall pay to Sales Associates for all time out on strike or work stoppage their regular rate of pay.

        e) If the Employer fails to notify the Union of the hiring of a new Sales Associate and/or the rehiring of a Sales Associate, then in such event, the Employer shall be responsible from the first day due, for all monies as if he collected same to the Union for dues, initiations and contributions to all fringe benefit funds as described herein.

        f) For failure to remit monies due to the Union for dues, initiations and any fringe benefit fund before the 61st day of accrual, the Union, at its option, may charge a bookkeeping fee of two (2%) percent per month or any part thereof until it is remitted, provided that not less than ten (10) days written notice of the proposed charge is given to the Employer and the Employer fails to remit within ten (10) days.

        g) If the Employer fails to notify the Union of the termination of a Sales Associate, for any reason, then in such event, the Employer shall be responsible for all monies, as if he collected same, to the Union for dues, initiation and contributions to all fringe benefit funds, if any, as described herein.

        h) The Welfare and/or Pension Fund may audit the Employer's payroll books and records after giving reasonable notice to the Employer, and if contributions are incorrect, the Employer shall pay the cost of such audit and all legal fees necessary and incident to collect the same.

        i) In the event of default by the Employer in the payment of contributions to the Funds mentioned in this Agreement, the Trustees may take legal action to obtain payment, including but not limited to, the commencement of arbitration proceedings for such purposes before an Arbitrator, selected by the appropriate Trustees. All expenses thereof, including but not limited to, the fee and expenses of the Arbitration and any filing or other administrative fee plus reasonable attorney's fees fixed at twenty (20%) percent of the indebtedness, together with interest at a reasonable rate on any monies determined to be due, shall be chargeable to, and an obligation of, the contributing Employer against whom such arbitration proceeding is commenced. The

Arbitrator may schedule a hearing on twenty-four (24) hours notice by regular or certified mail.

ARTICLE XVII                  BULLETIN BOARD
------------                  --------------

        The Employer will provide the Union with a Bulletin Board in an appropriate location in the plant to be used by the Union for posting of all Union notices and literature.

ARTICLE XVIII                LIE DETECTOR TEST
-------------                -----------------

        The Company shall not require, request or suggest that a Sale Associate take a polygraph or any other form of lie detector test.

ARTICLE XIX                 NON-DISCRIMINATION
-----------                 ------------------

        No Sales Associate shall be discriminated against, directly or indirectly, because of his/her membership in or activity on behalf of the Union, nor will the Employer, directly or indirectly, discourage membership in the Union, and the provisions of this Agreement shall apply to all Sales Associates without discrimination as to sex, color, race, creed, age, national origin, handicap or disability.

ARTICLE XX            SAFETY AND SANITARY CONDITIONS
----------            ------------------------------

        The Company shall furnish and maintain safe and healthful sanitary conditions, including clean and adequate locker accommodations, washing facilities and toilets.

ARTICLE XXI                     VISITATION
-----------                     ----------

        Union representatives shall be given the right to enter the plant premises at all reasonable times for the purpose of investigating grievances and to secure the enforcement of the contract and for such other purposes as may be necessary; provided however, that prior to entering the plant property they shall first advise the front office of their presence and intention to enter the plant property.

ARTICLE XXII                 LEAVE OF ABSENCE
------------                 ----------------

        A. In accordance with the Family and Medical Leave Act of 1993 (the "FMLA"), a Sales Associate who has been employed by the Employer for at least twelve (12) months (at the time the leave commences) and has worked at least 1,250 compensable hours during the twelve (12) months prior to the leave is entitled to a total of twelve (12) weeks of unpaid leave during any twelve (12) month period for the reasons listed in the FMLA. A Sales Associate who takes a leave of absence under FMLA is required to use his or her accrued vacation, sick or personal days during the leave period.

For example, when two weeks of accrued paid leave is used by a Sales Associate for FMLA purposes, the Employer will provide ten (10) weeks unpaid leave to total twelve (12) weeks. A leave of absence under FMLA will be granted in accordance with Employer's then existing procedures. The FMLA and the regulations promulgated thereunder will govern the procedures for a leave of absence unless state law provides greater family and medical leave rights in which case the state law will govern.

        B. Any Sale Associate upon application in writing shall be granted a leave of absence without pay not to exceed one (1) month because of official Union business.

ARTICLE XXIII                EXISTING PRACTICES
-------------                ------------------

        All benefits of employment in existence at the effective date of this Agreement and not modified by the Agreement shall be continued without modification.

ARTICLE XXIV               NO STRIKE - NO LOCKOUT
------------               ----------------------

        During the term of this Agreement, the Employer agrees that they will not declare or authorize a lockout unless the Union failed to comply with an arbitration award within forty-eight (48) hours after the award has been made, and the Union agrees that no strike shall take place unless the Employer fails to comply with an arbitration award within forty-eight (48) hours after the award has been made. Neither the Union nor its Officers, agents or representatives shall be liable for any acts of any person or any Sales Associates participating in any strike or work stoppage unless such act or strike or work stoppage has been expressly authorized by the Union and in conformance with the provisions of the Constitution of the Union and the provisions of the International Union Constitution. The parties further agree that any strike, slowdown or stoppage not authorized as herein specified shall not be deemed a violation of this Agreement.

        In the event of an unauthorized slowdown or work stoppage, the Union agrees within twenty-four (24) hours after receipt of notice thereof from the Employer solely to endeavor in good faith to bring about a return to work of its members who have stopped work. Upon failure of the Sales Associates to return to work within the said twenty-four (24) hours, the Employer may take appropriate action with respect to such Sales Associate or Sales Associates. Compliance by the Union in good faith herewith shall be deemed full compliance with the Union's obligation hereunder .

ARTICLE XXV                    GUARANTEED WORK
-----------                    ---------------

        Sales Associates regularly scheduled for full-shift work shall be given four (4) hours' work or the monetary equivalent thereof unless notified on the previous day not to report, except in cases of power failure, Acts of God or other such circumstances beyond the Employer's control.

ARTICLE XXVI            JOB POSTINGS AND TRANSFERS
------------            --------------------------

        a) In the event the Company opens a new store, all sales openings in the new store shall be posted on a bulletin board in each existing store. All Sales Associates employed by the Company can apply for a job opening(s) in a new store. The Company will consider a Sales Associate application for such opening(s) based on Company wide sales staffing needs and the applicant's entire employment record with the Company including, but not limited to, his/her sales performance history.

        b) In the event the Company transfers a Sales Associate involuntarily, the affected Sales Associate shall be given at least 72 hours' notice of such transfer. No Sales Associate employed by the Company for fifteen (15) years or more will be subject to an involuntary transfer.

ARTICLE XXVII                   SEVERANCE PAY
-------------                   -------------

        In the event that the Employer liquidates, moves or terminates his business or a Sales Associate is made to retire by the Employer, the Employer shall be liable for one (1) week's pay pro-rata to his Sales Associates.

ARTICLE XXVIII                   DISCHARGES
--------------                   ----------

        No Sales Associate shall be discharged except for just and sufficient cause.

        Just cause for discharge shall include but not be limited to the following:

        a)  Theft of Company property.
        b)  Wanton destruction of Company property.
        c)  Drunkenness on the job.
        d)  Excessive lateness and absenteeism.
        e)  Drinking on the premises.
        f)  Illegal use of drugs on the job.

        Whenever the Union disputes and/or disagrees with the justification of the discharge of any Sales Associate, the Union shall provide the Employer with a written notice of its dispute and/or disagreement within one (1) working day of the time that the individual is required to leave the plant premises or the Union Business Agent receives official notification of the Employer's intention to discharge the said Sales Associate, whichever occurs later. The dispute and/or disagreement shall thereupon be adjusted between the parties in the manner provided in ARTICLE XIV of this Agreement provided, however, that it shall not be necessary to commence with subdivision a) of said paragraph but institution of the dispute may be by immediate recourse to subdivision 3 of said Article, and any Sales Associate who has been discharged and subsequently reinstated as a result of invoking the machinery for resolving dispute as set forth in ARTICLE XIV shall be reinstated to his/her former job with full back pay.

        New Sales Associates shall have a one hundred twenty (120) day probationary period during which time the Employer reserves the right to discharge, and such discharge shall not be subject to the grievance procedure. Any new Sales Associate retained beyond the one hundred twenty (120) day trial shall be entitled to all the rights and privileges of this Agreement, effective as of the date of commencement of his/her employment, but in no event shall new Sales Associates be paid less than the minimum rate of pay established under this Agreement.

ARTICLE XXIX                COLLECTIVE BARGAINING
------------                ---------------------

        The Company agrees that it will negotiate with the Union during the term of this Agreement concerning any matter involving the wages, hours and working conditions of the Sales Associates, which is not specifically provided for in this Agreement and which is not subject of any grievance.

ARTICLE XXX                    SUBCONTRACTING
-----------                    --------------

        The Company will not, so long as equipment and personnel are available, subcontract work which is customarily performed by Sales Associates in the bargaining unit to any other company.

ARTICLE XXXI                PROTECTION OF RIGHTS
------------                --------------------

        Picket Line - It shall not be a violation of this Agreement and shall not be cause for discharge or disciplinary action in the event a Sales Associate refuses to enter upon any property of his/her Employer involved in a lawful primary labor dispute, or refuses to go through or work behind any lawful primary picket lines at his/her Employer's places of business, including picket lines of Unions, parties to this Agreement.

ARTICLE XXXII                  ASSIGNABILITY
-------------                  -------------

        This Agreement shall be binding upon the parties hereto, their successors and assigns.

ARTICLE XXXIII                 EFFECTIVE DATE
--------------                 --------------

        All the terms and conditions of this Agreement shall be effective as of January 3, 1997, except as otherwise indicated.

ARTICLE XXXIV                   SEPARABILITY
-------------                   ------------

        It is understood and agreed that if any provision of the Agreement or the application of such provision to any person or circumstances shall be held invalid, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

ARTICLE XXXV                  POOL COMMISSIONS
------------                  ----------------

        All commissions on sales performed by managers, administrative staff, and other salaried employees, shall go into a pool which shall be divided among the Sales Associates who are present in the store at the time the sale was written. The Employer shall furnish all Sales Associates a monthly statement of all commissions on sales.

ARTICLE XXXVI                     GENERAL
-------------                     -------

        All tickets shall be premarked in all stores.

        The Employer shall appoint an ombudsman person to hear commission grievances.

ARTICLE XXXVII              SPECIAL SALE NOTICE
--------------              -------------------

        The Employer shall notify its Sales Associates at least seventy-two (72) hours in advance prior to any special sale during which the regularly scheduled working hours have been changed.

ARTICLE XXXVIII                 SICK DAYS
---------------                 ---------

        The Employer agrees to grant to all Sales Associates hired prior to January 3, 1991, seven (7) days sick leave with pay each year, provided that if not used, the monetary equivalent of the unused portion shall be paid to the Sales Associates before the end of the calendar year. A sick day shall be paid at the rate of one (1) sick day equaling one (1) day of salary at base pay.

        Sales Associates hired after January 3, 1991, and thereafter shall receive the following sick days:

1st year of employment          3 days
2nd year of employment          5 days
5th year of employment          7 days
           and thereafter


ARTICLE XXXIX                     RESELECTS
-------------                     ---------

        A copy of all authorized reselects will be sent to the store where the original purchase was made.

        All authorized reselects will be handled by the "Up Person". The Sales Associate that handles the customer writes the credit memo and the new sale. The credit memo is written as an Unknown (House) and the new sale will be paid in full to the new Sales Associate. If a reselect is handled by management, the credit memo and the new sale will both be written as Unknown (House).

        All authorized reselects are to be completed at all times even if the original purchase was made in a different location. Customers are not to be referred back to the original store of record. There will be no chargeback to sales associates on a credit memo, except those caused by wrong merchandise being delivered to the customer due to input errors, sales associate errors, and/or incorrect pulls; along with mattress test rest.

ARTICLE XL                   SERVICE CHARGEBACKS
----------                   -------------------

        The Employer agrees not to charge back Sales Associates for service chargebacks after sixty (60) days of original delivery to the customer.

ARTICLE XLI             PREPARATION TO WORK SALES FLOOR
-----------             -------------------------------

        A Sales Associate must have the following items with him/her and on his/her person in order to work on the sales floor:

  a)  Name badge on lapel
      -------------------
  b)  Pen
      ---
  c)  Copy of advertising notes
      -------------------------
  d)  Tape measure
      ------------

ARTICLE XLII            NO COMMISSION PAID/ONE YEAR RULE
------------            --------------------------------

        No commission will be paid to a Sales Associate if either (i) the merchandise is sold at lower than ticket price or (ii) the posted delivery charge is not included in the sale, unless approved in writing by management.

        The Sales Associate keeps the sale for one (1) year. However, a Sales Associate who resigns or is terminated for any reason shall keep the sale for one hundred twenty (120) days. After one (1) year in any event or one hundred twenty (120) days, if the salesperson is no longer in the Company employ, the total one hundred percent (100%) commission will be paid to a Sales Associate who completes the sale.

ARTICLE XLIII                    PETTY CASH
-------------                    ----------

        The Employer will provide a petty cash box and adequate change.

ARTICLE XLIV                 PERFORMANCE CLAUSE
------------                 ------------------

        Each Sales Associate employed a minimum of one (1) year will be required to ship at least fifty-five (55%) percent of the tenth highest sales shipper in the Big Store, Middle Store or Small Store Category in a 12-month period. The Sales Associates performance comparison will be determined by his/her store category.

        Big stores will be defined at the beginning of the Fiscal Year as those stores doing 50% or more of the largest store's volume. Middle stores will be defined at the beginning of the Fiscal Year as those stores doing less than 50% of the largest store's annual shipped volume down to four million one ($4,000,001) dollars annual volume. Small Stores will be defined at the beginning of the Fiscal year as those stores doing less than four million ($4,000,000) total annual shipped volume. New stores will initially be assigned to Middle Store category. These categories will be posted annually at the beginning of each fiscal year.

        The Company will, on a quarterly basis, post in each store, 55% of the tenth highest sales shipper's number for each of the three store categories.

        The Sales Associate will receive quarterly counseling and notification prior, but in any event, will be counseled if he/she is below 55% of the tenth highest shipper minimum. Starting with the fiscal year beginning May 1, 1997 and ending April 30, 1998, at the end of the third quarter in a fiscal year any Sales Associate who is below 55% of the tenth highest shipper minimum in his/her category, upon his/her request, will be permitted to attend a sales training program, to be provided by the Company, during his or her non-scheduled work hours.

        At the end of a fiscal year any Sales Associate who has failed to meet the minimum performance standard for his/her category, upon his/her request, will be permitted to attend a sales training program, to be provided by the Company, during his or her non-scheduled work hours.

        Should the Sales Associate fail to meet the minimum performance standard for any two quarters in the following twelve-month period (fiscal year), he/she may be discharged.

        Any Sales Associate absent due to sickness or injury for 30 consecutive days or more will have that amount of time added to the end of the fiscal year in which the absence occurred for the purpose of determining his/her performance clause status.

        This performance clause does not apply to free standing clearance centers.

ARTICLE XLV                     BEREAVEMENT PAY
-----------                     ---------------

        The Employer shall pay up to three (3) consecutive days' pay at base rate for those days scheduled to work to Sales Associate(s) who suffer a loss in their immediate family. Immediate family shall be defined as Parent, Grandparent, Spouse, Current In-law, Child or Sibling. In order to receive payment, proof of death and relationship may be required.

ARTICLE XLVI                  CREDIT APPLICATION
------------                  ------------------

        The Company and Union agree that at least twice per month, dates to be determined by management, the credit applications shall be handled by clerical staff in the store. It is understood that no Sales Associate shall refuse to handle a credit application in the event a clerical/service representative is not available within a reasonable amount of time.

ARTICLE XLVII                  JOB DESCRIPTION
-------------                  ---------------

        The Company and Union recognize that the primary responsibility of Sales Associates is to consummate the sale. The parties recognize that other reasonable non-sales responsibilities exist. Management retains its right to continue to run its operation but realizes that reasonable non-selling responsibilities shall not interfere with the selling process. Salespersons are responsible for visual inspections and reports to management, but are not responsible for unreasonable maintenance, e.g., changing/repairing ceiling light bulbs, shoveling snow, taking out trash, cleaning toilets, etc. The Company agrees to explain the above clause to its managers provided the Union explains the above clause to its members.

ARTICLE XLVIII                  SHORTAGES
--------------                  ---------

        Sales Associates will not be required to personally reimburse the Company for cash shortages. Management reserves the right to take appropriate disciplinary action with just cause.

ARTICLE XLIX                    DURATION
------------                    --------

        The foregoing Agreement between the Employer and the Union shall continue in full force and effect from January 3, 1997, and expire as of 11:59 P.M. on January 2, 2000, and shall be automatically renewed from year to year thereafter unless at least sixty (60) days prior to any expiration date either party desiring to terminate or modify this Agreement shall so notify the other party in writing.

        IN WITNESS WHEREOF, the parties have caused these presents to be signed.


SEAMAN FURNITURE COMPANY, INC.    LOCAL 875, Affiliated with the
                                  INTERNATIONAL BROTHERHOOD OF
                                  TEAMSTERS, CHAUFFEURS,
                                  WAREHOUSEMEN AND HELPERS OF
                                  AMERICA



By:___________________________    By:___________________________